Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251552 on Amendment No. 2 to Form F-4 of our report dated December 21, 2020, relating to the financial statements of Pi Jersey Holdco 1.5 Limited. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Deloitte LLP
London, United Kingdom February 24, 2021